As filed with the U.S. Securities and Exchange Commission on March 5, 2025

Registration No. 333-278207

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-1

ON

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BitFuFu Inc.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9 Temasek Boulevard

Suntec Tower 2, #13-01

Singapore 038989
Telephone: +65 6252 7569
(Address and telephone number of Registrant’s principal executive office)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Telephone: (212) 947 7200
(Name, address and telephone number of agent for service)

Copies to:

Yang Ge, Esq. Joseph E. Bauerschmidt, Esq. DLA Piper 80 Raffles Place UOB Plaza 1, #48-01 Singapore 048624 Tel: +65 6512 9595

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

On March 25, 2024, BitFuFu Inc. (the “Registrant”) initially filed a registration statement on Form F-1 (File No. 333-278207) (as amended, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”), which was subsequently declared effective by the SEC on May 15, 2024. The Registrant is filing this post-effective amendment No. 1 to Form F-1 on Form F-3 to (i) convert the Registration Statement on Form F-1 into a registration statement on Form F-3, and (ii) update certain other information contained in the Registration Statement.

No additional securities are being registered under this post-effective amendment. All applicable registration fees were paid at the time of the initial filing of the Registration Statement on Form F-1.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell or distribute the securities described herein until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 5, 2025

PRELIMINARY PROSPECTUS

UP TO 30,183,800 CLASS A ORDINARY SHARES

BitFuFu Inc.

This prospectus relates to, among other things, the issuance from time to time of up to 5,589,292 Class A Ordinary Shares (as defined below) of BitFuFu Inc., a Cayman Islands exempted company, (the “Company,” or “we”), which consist of (a) up to 5,382,292 Class A Ordinary Shares issuable upon the exercise of 7,176,389 Warrants (as defined below), including (i) 5,175,000 Class A Ordinary Shares issuable upon the exercise of 6,900,000 Warrants, which were originally issued in the initial public offering of Arisz (as defined below) and exercisable for three-fourths (3/4) of one share of Arisz Common Stock (as defined below) at $11.50 per one whole share, (ii) 207,292 Class A Ordinary Shares issuable upon the exercise of 276,389 Warrants, which were originally issued concurrently with the initial public offering of Arisz in a private placement to the Sponsor (as defined below) and Chardan (as defined below) and exercisable for three-fourths (3/4) of one share of Arisz Common Stock at $11.50 per one whole share; and (b) up to 207,000 Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option (as defined below), which was originally issued to Chardan by Arisz in connection with its initial public offering, including (i) up to 115,000 Class A Ordinary Shares contained in the Option Units (as defined below) issuable upon the exercise of the Unit Purchase Option, (ii) up to 86,250 Class A Ordinary Shares issuable upon the exercise of the 115,000 Warrants contained in the Option Units issuable upon the exercise of the Unit Purchase Option, and (iii) up to 5,750 Class A Ordinary Shares issuable upon the conversion of the 115,000 rights contained in the Option Units issuable upon the exercise of the Unit Purchase Option.

This prospectus also relates to the resale from time to time by the selling shareholders named in this prospectus or their permitted transferees (together, the “Selling Shareholders”) of (a) up to 24,594,508 Class A Ordinary Shares, which consists of (i) 7,500,000 Class A Ordinary Shares issued to Antdelta (as defined below) in connection with the Business Combination (as defined below) at an implied purchase price of approximately $0.21 per share; (ii) 7,500,000 Class A Ordinary Shares issued to ESOP (as defined below) in connection with the Business Combination at an implied purchase price of nil, which are reserved for the share-based awards under our 2022 Incentive Plan; (iii) 7,400,000 Class A Ordinary Shares purchased by certain PIPE Investors (as defined below) concurrently with the closing of the Business Combination pursuant to the PIPE Subscription Agreements (as defined below) at a price of $10.00 per share; (iv) 1,260,652 Class A Ordinary Shares issued to the Sponsor and certain directors and officers of Arisz, which were purchased by the Sponsor at approximately $0.014 per share; (v) 200,000 Class A Ordinary Shares issued to the Sponsor, which were purchased by the Sponsor pursuant to the Backstop Agreement (as defined below) at a price of $10.00 per share; (vi) 204,348 Class A Ordinary Shares issued to ET (as defined below), which were purchased by ET from the Sponsor pursuant to the ET Stock Purchase Agreements (as defined below) at prices ranging from approximately $9.75 to $9.85 per share; (vii) 217,758 Class A Ordinary Shares issued to the Sponsor for a total price of $2,073,890 (equivalent to per share price of $9.52 per share), which consist of (1) 207,389 Class A Ordinary Shares issued in exchange for the same number of shares of Arisz Private Common Stock (as defined below) in connection with the Business Combination, and (2) 10,369 Class A Ordinary Shares issued upon the automatic conversion of the Arisz Private Rights (as defined below) at the Closing (as defined below). The Arisz Private Common Stock and the Arisz Private Rights were originally issued to the Sponsor as part of the Arisz Private Units at a price of $10.00 per unit; (viii) 51,750 Class A Ordinary Shares issued to Chardan as additional deferred underwriting compensation for which no cash consideration was paid by Chardan; and (ix) 260,000 Class A Ordinary Shares issued to Aqua (as defined below), which were originally purchased by Aqua from the Sponsor pursuant to the Aqua Stock Purchase Agreement (as defined below), at a purchase price of approximately $9.62 per share; (b) up to 155,541 Class A Ordinary Shares issuable upon the exercise of 207,389 Warrants, which were originally issued concurrently with the initial public offering of Arisz in a private placement to the Sponsor and exercisable for three-fourths (3/4) of one share of Arisz Common Stock at $11.50 per one whole share; and (c) up to 207,000 Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option for a total price of $2,314,375 (equivalent to $11.18 per share), which was originally issued to Chardan by Arisz in connection with its initial public offering, which consists of (i) up to 115,000 Class A Ordinary Shares contained in the Option Units issuable upon the exercise of the Unit Purchase Option (each unit exercisable at $11.50), (ii) up to 86,250 Class A Ordinary Shares issuable upon the exercise of the 115,000 Warrants (each warrant exercisable at $11.50) contained in the Option Units issuable upon the exercise of the Unit Purchase Option, and (iii) up to 5,750 Class A Ordinary Shares issuable upon the automatic conversion of the 115,000 rights (for which no additional consideration is needed) contained in the Option Units issuable upon the exercise of the Unit Purchase Option. See “Selling Shareholders” for the details of these securities.

In connection with the Business Combination, holders of 2,287,657 shares of Arisz Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $11.14 per share, for an aggregate redemption amount of $25.4 million, representing approximately 96.0% of the total shares of Arisz Common Stock then held by public stockholders of Arisz Common Stock. We and Arisz raised $74 million from PIPE Investors and $2 million from the Sponsor, which amounted to $76 million in gross proceeds.

The Selling Shareholders can sell, under this prospectus, up to 24,594,508 Class A Ordinary Shares constituting approximately 87.5% of our issued and outstanding Class A Ordinary Shares as of December 31, 2024, and approximately 72.9% of our issued and outstanding Class A Ordinary Shares (assuming all Warrants are exercised and the Unit Purchase Option is exercised in full). Given the substantial number of Class A Ordinary Shares being registered for potential resale by Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of our Class A Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Class A Ordinary Shares. In particular, Antdelta, ESOP, Antpool Technologies (as defined below) and the Sponsor, collectively the beneficial owners of 23,620,910 Class A Ordinary Shares, constituting approximately 84.0% of our issued and outstanding Class A Ordinary Shares as of December 31, 2024, are able to sell up to 15,424,663 Class A Ordinary Shares, constituting approximately 54.9% of our issued and outstanding Class A Ordinary Shares December 31, 2024, pursuant to this prospectus, for so long as the registration statement of which this prospectus forms a part is available for use. Antdelta and the Sponsor are able to sell up to an additional 7,500,000 Class A Ordinary Shares and 696,247 Class A Ordinary Shares, respectively, pursuant to this prospectus, upon the expiration of the relevant lock-up period that these shares are subject to, which is six months after the Closing of the Business Combination, for so long as the registration statement of which this prospectus forms a part is available for use.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Certain of the securities being registered for sale pursuant to this prospectus were purchased by certain Selling Shareholders at prices below the current market price of our Class A Ordinary Shares. Based on the closing price of our Class A Ordinary Shares of $5.00 on February 28, 2025, (a) Antdelta (with respect to the shares issued to Antdelta in connection with the Business Combination) may experience potential profit of up to $4.79 per share; (b) ESOP may experience potential profit of up to $5.00 per share; (c) the Sponsor (other than with respect to the Backstop Shares (as defined below) and Arisz Private Units Shares (as defined below)) and certain directors and officers of Arisz may experience potential profit of up to $4.99 per share; and (d) Chardan (with respect to the shares that it received as additional deferred underwriting compensation) may experience profit of up to $5.00 per share. The aggregate amount of profit for such Selling Shareholders would be $80.0 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even the trading price is lower than the price at which our public shareholders purchased their securities. In connection with the initial public offering of Arisz, Arisz’s initial public shareholders acquired Arisz Public Units (as defined below) at a price of $10.00 per unit, each of which comprises one share of Arisz Common Stock, one Arisz Warrant and one Arisz Right, and trading price of our Class A Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. As a result, our public shareholders may not be able to achieve the same returns as Antdelta, ESOP, the Sponsor or Chardan, or even any positive return at all, on the Class A Ordinary Shares if they sell our Class A Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors—Risks Related to the Offering—Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Class A Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. The Selling Shareholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Shareholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Shareholders offer and sell the securities covered by this prospectus. The Selling Shareholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of the securities offered hereunder, the Selling Shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Shareholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus, except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash. The exercise price of our Warrants is $11.50 for one whole Class A Ordinary Shares. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A Ordinary Shares. If the trading price for our Class A Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants.

Our Class A Ordinary Shares and Warrants are currently trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “FUFU” and “FUFUW,” respectively. On February 28, 2025, the closing price of our Class A Ordinary Shares was $5.00. Accordingly, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.

The total number of Ordinary Shares (as defined below) outstanding as of December 31, 2024 was 163,106,615 Ordinary Shares, consisting of 28,106,615 Class A Ordinary Shares and 135,000,000 Class B Ordinary Shares (as defined below). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share is entitled to one vote, and is not convertible into Class B Ordinary Shares under any circumstances. Each Class B Ordinary Share is entitled to five votes and is convertible into one Class A Ordinary Share at any time by the holder thereof. As of the date of this prospectus, Leo Lu, our CEO and chairman of the board of directors, is able to exercise voting rights with respect to over 50% of the voting power of our outstanding shares through his holding of 135,000,000 Class B Ordinary Shares. We are a “controlled company” as defined under the Corporate Governance Rules of Nasdaq. For so long as we remain a controlled company under this definition, we are permitted to elect to rely, and currently intend to rely, on certain exemptions from corporate governance rules, including the exemption from the rule that a majority of our board of directors must be independent directors. For details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Securities—We are a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect our public shareholders” in our most recent annual report on Form 20-F, incorporated herein by reference.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

We are also a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INVESTING IN OUR SECURITIES IS SPECULATIVE AND INVOLVES HIGH RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 7 OF THIS PROSPECTUS, in any accompanying prospectus supplement or in the document incorporated by reference into this prospectus before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2025.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor the Selling Shareholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Shareholders may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from any sale by the Selling Shareholders of Class A Ordinary Shares being registered hereunder, except that we will receive up to an aggregate of $64,210,733, which consist of (a) $2,314,375 from the exercise of Unit Purchase Option and the underlying Warrants, assuming the exercise in full of the Unit Purchase Option and the underlying Warrants in cash, and (b) $61,896,358 from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. See “Use of Proceeds” for details.

Before buying any of the securities that are offered by this prospectus, you should carefully read this prospectus with all of the information incorporated by reference in this prospectus, as well as the additional information described under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the Selling Shareholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Selling Shareholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

For investors outside the United States: Neither we nor the Selling Shareholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Class A Ordinary Shares and Warrants and the distribution of this prospectus outside the United States.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

FREQUENTLY USED TERMS

Except as otherwise indicated or required by context, references in this prospectus to “we,” “us,” “our,” “our company,” “BitFuFu” and “the Company” are to BitFuFu Inc. and its subsidiaries.

●	References to “Amended and Restated Memorandum and Articles of Association” are to our Amended and Restated Memorandum and Articles of Association, as currently in effect;

●	References to “Amended and Restated Registration Rights Agreements” are the amended restated registration rights agreement, dated February 29, 2024, by and among the Company, the Sponsor, Chardan and certain directors and officer’s Arisz, providing for certain registration rights to those parties;

●	References to “Antdetla” are to Antdelta Investment Limited, a Cayman Islands exempted company and a wholly owned subsidiary of Bitmain (as defined below);

●	References to “Antpool Technologies” are to Antpool Technologies (BVI) Limited;

●	References to “Aqua” are to Aqua Pursuit International Limited;

●	References to “Aqua Stock Purchase Agreement” are to the stock purchase agreement (as amended on October 10, 2022) entered into between the Sponsor and Aqua, pursuant to which Aqua purchased 260,000 shares of Arisz Common Stock from the Sponsor for a purchase price of $2,500,000;

●	References to “Arisz” are to Arisz Acquisition Corp.;

●	References to “Arisz Common Stock” are to common stock of Arisz;

●	References to “Arisz Private Units” are to the units of Arisz sold to the Sponsor and Chardan in a private placement that closed concurrently with the initial public offering of Arisz, which are identical to the Arisz Public Units, except for certain transfer restrictions imposed on the Arisz Private Units and the component securities. “Arisz Private Common Stock,” “Arisz Private Warrants,” and “Arisz Private Rights” are to the shares of Arisz Common Stock, Arisz Warrants and Arisz Rights included in in the Arisz Private Units, respectively;

●	References to “Arisz Private Units Shares” are to 217,758 Class A Ordinary Shares issued to the Sponsor in connection with the Business Combination, which consist of (1) 207,389 Class A Ordinary Shares issued in exchange for the same number of shares of Arisz Private Common Stock in connection with the Business Combination, and (2) 10,369 Class A Ordinary Shares issued upon the automatic conversion of the Arisz Private Rights at the Closing;

●	References to “Arisz Public Units” are to the units of Arisz offered in its initial public offering, each containing one share of Arisz Common Stock, one Arisz Warrant, and one Arisz Right;

●	Reference to “Arisz Rights” are to rights of Arisz, each right entitling the holder thereof to receive one-twentieth (1/20) of one share of Arisz Common Stock upon the consummation of an initial business combination;

●	References to “Arisz Warrants” are to redeemable warrants of Arisz, each entitling the holder to purchase three-fourths (3/4) of one share of Arisz Common Stock at a price of $11.50 per whole share, subject to adjustment;

●	References to “Backstop Agreement” are to the backstop agreement, dated October 13, 2022, entered into by Arisz, the Company, Finfront and the Sponsor, pursuant to which the Sponsor (along with any assignee of the Sponsor) agreed to subscribe no less than $2.0 million worth of shares of Arisz Common Stock, or Class A Ordinary Shares in connection with the Business Combination (such shares, the “Backstop Shares”);

●	References to “Bitmain” are to Bitmain Technologies, Ltd., a world-leading cryptocurrency mining hardware manufacturer and a related party to a Company’s shareholder;

●	References to “BTC,” “ETH,” “BCH” and “USDT” are to Bitcoin, Ethereum, Bitcoin Cash and Tether, respectively;

●	References to “Business Combination” are to the transaction contemplated under the Merger Agreement, including but not limited to (i) the merger of Arisz with and into the Company (the “Redomestication Merger”), with the Company surviving the Redomestication Merger as a publicly traded entity (the time at which the Redomestication Merger became effective is referred to herein as the “Redomestication Merger Effective Time”); and (ii) Merger Sub merged with and into Finfront (the “Acquisition Merger”), with Finfront surviving the Acquisition Merger as a wholly owned subsidiary of the Company;

●	References to “Chardan” are to Chardan Capital Markets, LLC;

●	References to “China” or “PRC” are to the People’s Republic of China, for the purpose of this prospectus only, excluding Hong Kong, Macau and Taiwan, unless the context otherwise indicates;

●	References to “Class A Ordinary Shares” are to the Class A Ordinary Shares of BitFuFu Inc., par value US$0.0001 per share;

●	References to “Class B Ordinary Shares” are to the Class B Ordinary Shares of BitFuFu Inc., par value US$0.0001 per share;

●	References to “Closing” are to the closing of the Business Combination, which occurred on February 29, 2024 (the “Closing Date”);

●	References to “Companies Act” are to the Companies Act (2025 Revision) of the Cayman Islands, as amended;

●	References to “ESOP” are to FuFu ESOP Limited;

●	References to “ET” or “Ethereal Singapore” are to Ethereal Tech Pte. Ltd., a subsidiary of BitFuFu Inc., which was incorporated under the laws of Singapore;

●	References to “Ethereal US” are to Ethereal Tech US Corporation, a subsidiary of BitFuFu Inc., which was incorporated under Delaware law;

●	References to “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	References to “Finfront” are to Finfront Holding Company;

●	References to “hash calculation” are to solving cryptographic hash functions on specific blockchain;

●	References to “hash rate” are to the amount of hash calculations that could be processed per second;

●	References to “Merger Agreement” are to the agreement and plan of merger, dated as of January 21, 2022 (as amended as of April 4, 2022, October 10, 2022, April 24, 2023 and July 28, 2023), by and between Arisz and Finfront, as supplemented by the joinder agreement by and among us, Finfront, Merger Sub and Arisz, dated April 4, 2022, and the supplemental joinder agreement by and among us, Finfront, Merger Sub and Arisz, dated December 20, 2023;

●	References to “Merger Sub” are to Boundary Holding Company;

●	References to “Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares of BitFuFu Inc.;

●	Reference to “PIPE Subscription Agreements” are to, collectively, the amended and restated PIPE subscription agreements, dated January 11, 2024, by and among certain interested accredited investor (each, a “PIPE Investor”), Arisz and Finfront to purchase Class A Ordinary Shares upon the consummation of the Business Combination at a purchase price of $10.00 per share, in a private placement (the “PIPE”); and a PIPE subscription agreement, dated January 11, 2024, by and among a PIPE Investor, Arisz and Finfront to purchase Class A Ordinary Shares upon the consummation of the Business Combination (collectively, the “PIPE Shares”);

●	References to “SEC” are to the Securities and Exchange Commission;

●	References to “Securities Act” are to the Securities Act of 1933, as amended;

●	References to “Sponsor” are to Arisz Investments LLC, a Delaware limited liability company affiliated with Arisz’s Chairman and Chief Executive Officer;

●	References to “U.S. Dollars,” “$,” or “US$” are to the legal currency of the United States;

●	References to “U.S. GAAP” are to accounting principles generally accepted in the United States;

●	References to “Unit Purchase Option” are to the option, dated November 17, 2021, issued to Chardan, for $100.00, to purchase up to 115,000 units (the “Option Units”) exercisable at $11.50 per unit commencing on the closing of a Business Combination. The Unit Purchase Option may be exercised for cash or on a cashless basis, at the holder’s option. Each Option Unit, upon issuance, contains one Class A Ordinary Share, one Warrant and one right, which upon automatic conversion entitles the holder thereof to receive one-twentieth (1/20) of one Class A Ordinary Shares; and

●	References to “Warrant” are to the warrants of the Company, each entitling its holder to purchase three fourths (3/4) of one Class A Ordinary Share at an exercise price of $11.50 per whole share, subject to adjustment.

v

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations as set forth in this prospectus. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends and acceptance, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

●	anticipated trends, growth rates, and challenges in the digital assets industry in general and the markets in which we operate;

●	our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business in Singapore, the United States and other international markets;

●	the outcome of any legal proceedings that may be instituted against us and others following the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	our management and board composition;

●	our ability to maintain listing status on Nasdaq;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

●	the other matters described under “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, incorporated herein by reference.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on independent industry surveys and publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, such estimates involve risks and uncertainties and are subject to change based on various factors.

SUMMARY OF THE PROSPECTUS

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should carefully read this entire prospectus, the registration statement of which this prospectus forms a part and the documents incorporated by reference herein carefully, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” and our financial statements before making an investment decision. The definition of some of the terms used in this prospectus are set forth under the section “Frequently Used Terms.” For additional information, see the section of this prospectus entitled “Where You Can Find More Information.”

Overview

We are a global leader in Bitcoin mining and comprehensive mining services, dedicated to fostering a secure, compliant, and transparent blockchain infrastructure. We make available a variety of stable and intelligent digital asset mining solutions, including one-stop cloud-mining services and miner hosting services to institutional customers and individual digital asset enthusiasts. In addition, we have access to a fleet of advanced Bitcoin miners for efficient cloud-mining service to our customers and self-mining for our own account, allowing us to seamlessly adjust business strategies and reduce risk exposure. Leveraging our strategic collaboration with Bitmain Technologies, Ltd., a world-leading cryptocurrency mining hardware manufacturer, we are able to secure a stable supply of advanced AntMiner S21 series.

Our innovative technologies are one of the key drivers to ensure our leadership position in the global digital asset mining industry. Our proprietary Aladdin system handles ultra-large scale management and dispatching of hash calculations, and has the maximum capacity to simultaneously connect millions of miners and to provide services that resolve critical mining problems arising from scalability, efficiency, authenticity, and securing hash calculations.

Resale by Selling Shareholders pursuant to this prospectus

This prospectus relates to the resale from time to time by the Selling Shareholders of (a) up to 24,594,508 Class A Ordinary Shares, which consists of (i) 7,500,000 Class A Ordinary Shares issued to Antdelta in connection with the Business Combination at an implied purchase price of approximately $0.21 per share; (ii) 7,500,000 Class A Ordinary Shares issued to ESOP in connection with the Business Combination at an implied purchase price of nil, which are reserved for the share-based awards under our 2022 Incentive Plan; (iii) 7,400,000 Class A Ordinary Shares purchased by certain PIPE Investors concurrently with the closing of the Business Combination pursuant to the PIPE Subscription Agreements at a price of $10.00 per share; (iv) 1,260,652 Class A Ordinary Shares issued to the Sponsor and certain directors and officers of Arisz, which were purchased by the Sponsor at approximately $0.014 per share; (v) 200,000 Class A Ordinary Shares issued to the Sponsor, which were purchased by the Sponsor pursuant to the Backstop Agreement at a price of $10.00 per share; (vi) 204,348 Class A Ordinary Shares issued to ET, which were purchased by ET from the Sponsor pursuant to the ET Stock Purchase Agreements at prices ranging from approximately $9.75 to $9.85 per share; (vii) 217,758 Class A Ordinary Shares issued to the Sponsor for a total price of $2,073,890 (equivalent to per share price of $9.52 per share), which consist of (1) 207,389 Class A Ordinary Shares issued in exchange for the same number of shares of Arisz Private Common Stock in connection with the business combination, and (2) 10,369 Class A Ordinary Shares issued upon the automatic conversion of the Arisz Private Rights at the Closing.

The Arisz Private Common Stock and the Arisz Private Rights were originally issued to the Sponsor as part of the Arisz Private Units at a price of $10.00 per unit; (viii) 51,750 Class A Ordinary Shares issued to Chardan as additional deferred underwriting compensation for which no cash consideration was paid by Chardan; and (ix) 260,000 Class A Ordinary Shares issued to Aqua, which were originally purchased by Aqua from the Sponsor pursuant to the Aqua Stock Purchase Agreement, at a purchase price of approximately $9.62 per share; (b) up to 155,541 Class A Ordinary Shares issuable upon the exercise of 207,389 Warrants, which were originally issued as Arisz Private Warrants to the Sponsor; and (c) up to 207,000 Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option for a total price of $2,314,375 (equivalent to per share price of $11.18 per share), which was originally issued to Chardan by Arisz in connection with its initial public offering, which consists of (i) up to 115,000 Class A Ordinary Shares contained in the Option Units issuable upon the exercise of the Unit Purchase Option (each unit exercisable at $11.50), (ii) up to 86,250 Class A Ordinary Shares issuable upon the exercise of the 115,000 Warrants at $11.50 per Warrant contained in the Option Units issuable upon the exercise of the Unit Purchase Option, and (iii) up to 5,750 Class A Ordinary Shares issuable upon the automatic conversion of the 115,000 rights, for no additional consideration contained in the Option Units issuable upon the exercise of the Unit Purchase Option.

The Selling Shareholders can sell, under this prospectus, up to 24,594,508 Class A Ordinary Shares constituting approximately 87.5% of our issued and outstanding Class A Ordinary Shares as of December 31, 2024, and approximately 72.9% of our issued and outstanding Class A Ordinary Shares (assuming all Warrants are exercised and the Unit Purchase Option is exercised in full). In particular, Antdelta, ESOP, Antpool Technologies and the Sponsor, collectively the beneficial owners of 23,620,910 Class A Ordinary Shares, constituting approximately 84.0% of our issued and outstanding Class A Ordinary Shares as of December 31, 2024, are able to sell up to 15,424,663 Class A Ordinary Shares, constituting approximately 54.9% of our issued and outstanding Class A Ordinary Shares as of December 31, 2024, pursuant to this prospectus, for so long as the registration statement of which this prospectus forms a part is available for use. Antdelta and the Sponsor are able to sell up to an additional 7,500,000 Class A Ordinary Shares and 696,247 Class A Ordinary Shares, respectively, pursuant to this prospectus, upon the expiration of the relevant lock-up period that these shares are subject to, which is six months after the Closing of the Business Combination, for so long as the registration statement of which this prospectus forms a part is available for use.

Sales of a substantial number of Class A Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Based on the closing price of our Class A Ordinary Shares of $5.00 on February 28, 2025, (a) Antdelta (with respect to the shares issued to Antdelta in connection with the Business Combination) may experience potential profit of up to $4.79 per share; (b) ESOP may experience potential profit of up to $5.00 per share; (c) the Sponsor (other than with respect to the Backstop Shares and Arisz Private Units Shares) and certain directors and officers of Arisz may experience potential profit of up to $4.99 per share; and (d) Chardan (with respect to the shares that it received as additional deferred underwriting compensation) may experience profit of up to $5.00 per share. The aggregate amount of profit for such Selling Shareholders would be $80.0 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even the trading price is lower than the price at which our public shareholders purchased their securities. In connection with the initial public offering of Arisz, Arisz’s initial public shareholders acquired Arisz Public Units at a price of $10.00 per unit, each of which comprises one share of Arisz Common Stock, one Arisz Warrant and one Arisz Right, and trading price of our Class A Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. As a result, our public shareholders may not be able to achieve the same returns as Antdelta, ESOP, the Sponsor or Chardan, or even any positive return at all, on the Class A Ordinary Shares if they sell our Class A Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors—Risks Related to the Offering—Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Class A Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.”

Our Corporate Information

We are an exempted company incorporated in the Cayman Islands with limited liability. Our principal executive office is located at 9 Temasek Boulevard, Suntec Tower 2, #13-01, Singapore 038989. Our telephone number is +65 6252 7569.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168.

Summary of Risk Factors

An investment in our Class A Ordinary Shares and Warrants involves significant risks. You should consider carefully the risk factors described in this prospectus under “Risk Factors” as well as those contained in our most recent annual report on Form 20-F, and any updates to those risks in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein.

You should carefully consider such risks before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks. Below is a summary of certain material risks we face, organized under relevant headings.

Risks Related to Our Business

Risks and uncertainties relating to our business include, but are not limited to, the following:

●	our limited operating history and rapid growth making it difficult to evaluate our business and prospects;

●	our ability to innovate and provide services and products that meet the expectations of our customers;

●	price fluctuations of digital assets, in particular that of Bitcoin;

●	our ability to compete effectively against current and future competitors;

●	our reliance on a limited number of suppliers to provide us with digital asset mining equipment, hosting facilities, and other products or services critical to our business;

●	our customer concentration; and

●	risks related to power supply, including increases in power costs and power outage.

Risks Related to Our Operations

Risks and uncertainties relating to our operations include, but are not limited to, the following:

●	security breaches, threats and attacks affecting us or the digital asset industry;

●	system failure or other service disruptions of our system;

●	our ability to maintain relevant licenses and permits;

●	our reliance on third-party service providers to safeguard and manage certain digital assets;

●	risks related to loss of digital assets;

●	involvement in legal or other disputes;

●	risks related to prepayments and deposits to suppliers and account receivables from customers; and

●	uncertainties with respect to the accounting treatment of digital assets.

Risks Related to Our Industry

Risks and uncertainties relating to our industry include, but are not limited to, the following:

●	adverse changes in the regulatory and policy environment of digital assets and relevant industry players in multiple jurisdictions;

●	concerns about greenhouse gas emissions, global climate change and other ESG issues;

●	changes to the method of validating blockchain transactions;

●	increase in mining difficulty and reduced economic returns of digital asset mining activities;

●	reduced demand for blockchain technology, blockchain networks and digital assets; and

●	fraud, hacking or other adverse events to the digital asset networks.

Risks Related to the Regulatory Framework

Risks and uncertainties relating to the regulatory framework include, but are not limited to, the following:

●	current and future legislation imposing greater restrictions on the digital assets;

●	determination of us as an investment company under the 1940 Act and relevant regulatory requirements;

●	requirement to register as money services business or similar compliance requirements;

●	a digital asset’s being determined as a “security” under relevant laws, and the related registration and other compliance requirements; and

●	difficulties in securing relationship with financial institutions due to our operations in the digital asset industry.

Risks Related to Our Securities

Risks and uncertainties relating to our securities include, but are not limited to, the following:

●	uncertainty in the development of an active trading market for our shares;

●	price volatility of our shares;

●	sale or availability for sale of substantial amounts of our shares by the Selling Shareholders that could cause the price of our shares to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative return;

●	potential additional dilution resulted from the exercise of warrants;

●	warrant may expire worthless, as they may never be in the money;

●	potential dilution for existing shareholders upon our issuance of additional shares;

●	potential treatment of our company as a passive foreign investment company;

●	our dual-class structure and impact on relevant shareholders’ ability to influence corporate matters;

●	our Amended and Restated Memorandum and Articles of Association and Cayman Islands law may have the effect of discouraging lawsuits against our directors and officers;

●	anti-takeover provisions contained in our Amended and Restated Memorandum and Articles of Association, as well as provisions of Cayman Islands law, could impair a takeover attempt;

●	exemptions from requirements applicable to other public companies due to our status as an emerging growth company;

●	difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management named in this prospectus based on foreign laws;

●	ability to maintain the listing of our securities on Nasdaq in the future; and

●	exemptions from certain corporate governance requirement under the Corporate Governance Rules of Nasdaq due to our status as a “controlled company.”

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the ordinary shares of the Company. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should consider carefully the risk factors described in this prospectus under “Risk Factors” as well as those contained in our most recent annual report on Form 20-F, and any updates to those risks in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein.

Issuer	BitFuFu Inc., a Cayman Islands exempted company

Issuance of Class A Ordinary Shares

Class A Ordinary Shares to be issued by us	Up to 5,589,292 Class A Ordinary Shares, which consist of (a) up to 5,382,292 Class A Ordinary Shares issuable upon the exercise of 7,176,389 Warrants; and (b) up to 207,000 Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option

Class A Ordinary Shares outstanding prior to exercise of all Warrants and the Unit Purchase Option	28,106,615 Class A Ordinary Shares (as of December 31, 2024)

Class A Ordinary Shares outstanding assuming exercise of all Warrants and the Unit Purchase Option	33,695,907 Class A Ordinary Shares, based on total shares outstanding as of December 31, 2024

Exercise Price of Warrants	Each Warrant entitles the holder to purchase three-fourths (3/4) of one Class A Ordinary Share at a price of $11.50 per one whole share, subject to adjustment, terms and limitations as described in the Warrant Agreement, as amended by the Supplemental Warrant Agreement, dated December 19, 2023, by and among Arisz, the Company and Continental Stock Transfer and Trust Company (the “Supplemental Warrant agreement”).

Exercise Price of Unit Purchase Options	The Unit Purchase Option is exercisable at any time, starting from the Closing of the Business Combination and expires on November 17, 2026 (being the five-year anniversary of the effective date of the registration statement relates to the initial public offering of Arisz), for up to 115,000 Option Units at a price of $11.50 per one unit, subject to adjustment, terms and limitations as described in the Unit Purchase Option.

Use of Proceeds	We will receive up to an aggregate of $64,210,733, which consist of (a) $2,314,375 from the exercise of Unit Purchase Option and the underlying Warrants, assuming the exercise in full of the Unit Purchase Option and the underlying Warrants in cash, and (b) $61,896,358 from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. We expect to use the net proceeds from the exercise of these securities for general corporate purposes. See “Use of Proceeds.” However, we do not expect to rely on the cash exercise of the Warrants and the Unit Purchase Option to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. For additional information, see “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources” in our most recent annual report on Form 20-F, incorporated herein by reference. The exercise price of the Warrants is $11.50 per share, and the exercise price of the Option Units is $11.50 per unit. The likelihood that Warrant holders will exercise their Warrants, and the likelihood that the holder of Unit Purchase Option will exercise the Unit Purchase Option, and therefore the amount of cash proceeds that we would receive, are dependent upon the trading price of our Class A Ordinary Shares. If the trading price for our Class A Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants and the holder of the Unit Purchase Option will be unlikely to exercise their respective securities. On February 28, 2025, the closing price of our Class A Ordinary Shares was $5.00. Accordingly, we believe that holders of the Warrants are currently unlikely to exercise their Warrants, and the holder of the Unit Purchase Option is unlikely to exercise the Unit Purchase Option.

Resale of Ordinary Shares

The Class A Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders	(a)	Up to 24,594,508 Class A Ordinary Shares, which consists of (i) 15,000,000 Class A Ordinary Shares issued to Antdelta and ESOP as merger consideration in connection with the Business Combination; (ii) 7,400,000 Class A Ordinary Shares purchased by certain PIPE Investors pursuant to the PIPE Subscription Agreements; (iii) 1,260,652 Class A Ordinary Shares issued to the Sponsor and certain directors and officers of Arisz; (iv) 200,000 Class A Ordinary Shares issued to the Sponsor, which were purchased by the Sponsor pursuant to the Backstop Agreement; (v) 204,348 Class A Ordinary Shares issued to ET, which were purchased by ET from the Sponsor pursuant to the ET Stock Purchase Agreements; (vi) 207,389 Class A Ordinary Shares issued to the Sponsor, which were originally issued to the Sponsor and Chardan as a part of Arisz Private Units; (vii) 10,369 Class A Ordinary Shares issued upon the automatic conversion of the Arisz Private Rights at the Closing; (viii) 51,750 Class A Ordinary Shares issued to Chardan as additional deferred underwriting compensation; (ix) 260,000 Class A Ordinary Shares issued to Aqua, which were originally purchased by Aqua from the Sponsor pursuant to the Aqua Stock Purchase Agreement;

	(b)	up to 155,541 Class A Ordinary Shares issuable upon the exercise of 207,389 Warrants, which were originally issued to the Sponsor as Arisz Private Warrants; and

	(c)	up to 207,000 Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option, which was originally issued to Chardan by Arisz in connection with its initial public offering, including (i) up to 115,000 Class A Ordinary Shares contained in the Option Units issuable upon the exercise of the Unit Purchase Option, (ii) up to 86,250 Class A Ordinary Shares issuable upon the exercise of the 115,000 Warrants contained in the Option Units issuable upon the exercise of the Unit Purchase Option, and (iii) up to 5,750 Class A Ordinary Shares issuable upon the conversion of the 115,000 rights contained in the Option Units issuable upon the exercise of the Unit Purchase Option.

Terms of the Offering	The Selling Shareholders will determine when and how they will dispose of the securities being registered for resale by the Selling Shareholders registered under this prospectus. The securities offered by this prospectus may be offered and sold at prevailing market prices, privately negotiated prices or such other prices as the Selling Shareholders may determine. See the section titled “Plan of Distribution”.

Use of proceeds	We will not receive any of the proceeds from the sale of the securities by the Selling Shareholders.

Market for Class A Ordinary Shares and Warrants	Class A Ordinary Shares and Warrants commenced trading on the Nasdaq under the symbol “FUFU” and “FUFUW,” respectively.

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the risk factors described in this prospectus under “Risk Factors” as well as those contained in our most recent annual report on Form 20-F, and any updates to those risks in our reports on Form 6-K, in each case incorporated by reference herein, together with all of the other information appearing or incorporated by reference herein.

Except where otherwise stated, the number of Ordinary Shares that will be outstanding immediately before this offering excludes (a) 5,382,292 Class A Ordinary Shares underlying the Warrants that are outstanding, and (b) 207,000 Class A Ordinary Shares underlying the Option Units that are issuable upon the exercise of the Unit Purchase Option.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and those discussed in our then-most recent annual report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Risks Related to the Offering

Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Class A Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return.

Sales of substantial amounts of the Class A Ordinary Shares and/or Warrants in the public market or the perception that these sales could occur, could adversely affect the market price of the Class A Ordinary Shares and Warrants and could materially impair our ability to raise capital through equity offerings in the future.

Except for 7,500,000 Class A Ordinary Shares held by Antdetla and 696,247 Class A Ordinary Shares held by the Sponsor that are subject to lock-up restrictions, the Class A Ordinary Shares issued in connection with the Business Combination are freely tradable without restriction or further registration under the Securities Act. Following the expiration of the applicable lock-up periods, such shareholders will not be restricted from selling the Class A Ordinary Shares held by them, other than by applicable securities laws.

This prospectus relates to, among other things, the issuance from time to time by us of up to 5,589,292 Class A Ordinary Shares, which consist of (a) up to 5,382,292 Class A Ordinary Shares issuable upon the exercise of 7,176,389 Warrants, including (i) 5,175,000 Class A Ordinary Shares issuable upon the exercise of 6,900,000 Warrants, which were originally issued in the initial public offering of Arisz, (ii) 207,292 Class A Ordinary Shares issuable upon the exercise of 276,389 Warrants, which were originally issued as Arisz Private Warrants to the Sponsor and Chardan; and (b) up to 207,000 Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option, which was originally issued to Chardan by Arisz in connection with its initial public offering, including (i) up to 115,000 Class A Ordinary Shares contained in the Option Units issuable upon the exercise of the Unit Purchase Option, (ii) up to 86,250 Class A Ordinary Shares issuable upon the exercise of the 115,000 Warrants contained in the Option Units issuable upon the exercise of the Unit Purchase Option, and (iii) up to 5,750 Class A Ordinary Shares issuable upon the conversion of the 115,000 rights contained in the Option Units issuable upon the exercise of the Unit Purchase Option.

This prospectus also relates to the resale from time to time by the Selling Shareholders of (a) up to 24,594,508 Class A Ordinary Shares, which consists of (i) 7,500,000 Class A Ordinary Shares issued to Antdelta in connection with the Business Combination at an implied purchase price of approximately $0.21 per share; (ii) 7,500,000 Class A Ordinary Shares issued to ESOP in connection with the Business Combination at an implied purchase price of nil, which are reserved for the share-based awards under our 2022 Incentive Plan; (iii) 7,400,000 Class A Ordinary Shares purchased by certain PIPE Investors concurrently with the closing of the Business Combination pursuant to the PIPE Subscription Agreements at a price of $10.00 per share; (iv) 1,260,652 Class A Ordinary Shares issued to the Sponsor and certain directors and officers of Arisz, which were purchased by the Sponsor at approximately $0.014 per share; (v) 200,000 Class A Ordinary Shares issued to the Sponsor, which were purchased by the Sponsor pursuant to the Backstop Agreement at a price of $10.00 per share; (vi) 204,348 Class A Ordinary Shares issued to ET, which were purchased by ET from the Sponsor pursuant to the ET Stock Purchase Agreements at prices ranging from approximately $9.75 to $9.85 per share; (vii) 217,758 Class A Ordinary Shares issued to the Sponsor for a total price of $2,073,890 (equivalent to per share price of $9.52 per share), which consist of (1) 207,389 Class A Ordinary Shares issued in exchange for the same number of shares of Arisz Private Common Stock in connection with the Business Combination, and (2) 10,369 Class A Ordinary Shares issued upon the automatic conversion of the Arisz Private Rights at the Closing. The Arisz Private Common Stock and the Arisz Private Rights were originally issued to the Sponsor as part of the Arisz Private Units at a price of $10.00 per unit; (viii) 51,750 Class A Ordinary Shares issued to Chardan as additional deferred underwriting compensation for which no cash consideration was paid by Chardan; and (ix) 260,000 Class A Ordinary Shares issued to Aqua, which were originally purchased by Aqua from the Sponsor pursuant to the Aqua Stock Purchase Agreement, at a purchase price of approximately $9.62 per share; (b) up to 155,541 Class A Ordinary Shares issuable upon the exercise of 207,389 Warrants, which were originally issued as Arisz Private Warrants to the Sponsor; and (c) up to 207,000 Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option for a total price of $2,314,375 (equivalent to per share price of $11.18 per share), which was originally issued to Chardan by Arisz in connection with its initial public offering, which consists of (i) up to 115,000 Class A Ordinary Shares contained in the Option Units issuable upon the exercise of the Unit Purchase Option (each unit exercisable at $11.50), (ii) up to 86,250 Class A Ordinary Shares issuable upon the exercise of the 115,000 Warrants (each warrant exercisable at $11.50) contained in the Option Units issuable upon the exercise of the Unit Purchase Option, and (iii) up to 5,750 Class A Ordinary Shares issuable upon the automatic conversion of the 115,000 rights (for which no additional consideration is needed) contained in the Option Units issuable upon the exercise of the Unit Purchase Option.

As of December 31, 2024, our issued share capital consisted of (1) 163,106,615 Ordinary Shares (consisting of 28,106,615 Class A Ordinary Shares and 135,000,000 Class B Ordinary Shares) and (2) 7,176,389 Warrants.

In connection with the Business Combination, holders of 2,287,657 shares of Arisz Common Stock exercised their right to redeem their shares for cash at a redemption price of approximately $11.14 per share, for an aggregate redemption amount of $25.4 million, representing approximately 96.0% of the total shares of Arisz Common Stock then held by public stockholders.

The Selling Shareholders can sell, under this prospectus, up to 24,594,508 Class A Ordinary Shares constituting approximately 87.5% of our issued and outstanding Class A Ordinary Shares as of December 31, 2024, and approximately 72.9% of our issued and outstanding Class A Ordinary Shares (assuming all Warrants are exercised and the Unit Purchase Option is exercised in full). In particular, Antdelta, ESOP, Antpool Technologies and the Sponsor, collectively the beneficial owners of 23,620,910 Class A Ordinary Shares, constituting approximately 84.0% of our issued and outstanding Class A Ordinary Shares as of December 31, 2024, are able to sell up to 15,424,663 Class A Ordinary Shares, constituting approximately 54.9% of our issued and outstanding Class A Ordinary Shares as of December 31, 2024, pursuant to this prospectus, for so long as the registration statement of which this prospectus forms a part is available for use. Antdelta and the Sponsor are able to sell up to an additional 7,500,000 Class A Ordinary Shares and 696,247 Class A Ordinary Shares, respectively, pursuant to this prospectus, upon the expiration of the relevant lock-up period that these shares are subject to, which is six months after the Closing of the Business Combination, for so long as the registration statement of which this prospectus forms a part is available for use.

Sales of a substantial number of Class A Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Based on the closing price of our Class A Ordinary Shares of $5.00 on February 28, 2025, (a) Antdelta (with respect to the shares issued to Antdelta in connection with the Business Combination) may experience potential profit of up to $4.79 per share; (b) ESOP may experience potential profit of up to $5.00 per share; (c) the Sponsor (other than with respect to the Backstop Shares and Arisz Private Units Shares) and certain directors and officers of Arisz may experience potential profit of up to $4.99 per share; and (d) Chardan (with respect to the shares that it received as additional deferred underwriting compensation) may experience profit of up to $5.00 per share. The aggregate amount of profit for such Selling Shareholders would be $80.0 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even the trading price is lower than the price at which our public shareholders purchased their securities. The PIPE Investors and the Sponsor (solely with respect to the Backstop Shares) may experience potential profit if the price of the Company’s Class A Ordinary Shares exceeds $10.00 per share; the Sponsor (solely with respect to Arisz Private Units Shares) may experience potential profit if the price of the Company’s Class A Ordinary Shares exceeds $9.52 per share; Aqua may experience potential profit if the price of the Company’s Class A Ordinary Shares exceeds $9.62 per share; ET may experience potential profit if the price of the Company’s Class A Ordinary Shares exceeds $9.75 or $9.85 per share, as the case may be, and the holders of Warrants and the holder of the Unit Purchase Option may experience potential profit if the price of the Company’s Class A Ordinary Shares exceeds $11.50 per share. In connection with the initial public offering of Arisz, Arisz’s initial public shareholders acquired Arisz Public Units at a price of $10.00 per unit, each of which comprises one share of Arisz Common Stock, one Arisz Warrant and one Arisz Right, and trading price of our Class A Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. As a result, our public shareholders may not be able to achieve the same returns as Antdelta, ESOP, the Sponsor or Chardan, or even any positive return at all, on the Class A Ordinary Shares if they sell our Class A Ordinary Shares in the market at the then-prevailing market prices.

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

We will receive up to an aggregate of $64,210,733, which consist of (a) $2,314,375 from the exercise of Unit Purchase Option and the underlying Warrants, assuming the exercise in full of the Unit Purchase Option and the underlying Warrants in cash, and (b) $61,896,358 from the exercise of the Warrants, assuming the exercise in full of all of the Warrants. We expect to use the net proceeds from the exercise of these securities for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of these securities. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants, or the holder of the Unit Purchase Option will elect to exercise the Unit Purchase Option in part or at all. To the extent that any of these Warrants and/or the Unit Purchase Option are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. See “Description of Securities—Warrants” and “Description of Securities—Unit Purchase Option” for more details.

There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants, and there is no assurance that the holder of the Unit Purchase Option will elect to exercise the Unit Purchase Option in part or at all. The exercise price of the Warrants is $11.50 per share, and the exercise price of Option Units is $11.50 per unit. The likelihood that warrant holders will exercise the Warrants, and the likelihood that holder of Unit Purchase Option will exercise the Unit Purchase Option, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Class A Ordinary Shares. If the trading price for our Class A Ordinary Shares is less than $11.50 per share, we believe holders of the Warrants and the holder of the Unit Purchase Option will be unlikely to exercise their respective securities. As the closing price of our Class A Ordinary Shares was $5.00 on February 28, 2025, we believe that holders of the Warrants and the holder the of Unit Purchase Option are currently unlikely to exercise their respective securities. There is no guarantee that the Warrants or the Unit Purchase Option will be in the money prior to their expiration, and as such, the Warrants and the Unit Purchase Option may expire worthless and we may receive no proceeds from the exercise of these securities. To the extent that any of the Warrants or the Unit Purchase Option are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the respective securities will decrease. We do not expect to rely on the cash exercise of Warrants and the Unit Purchase Option to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. For additional information, see “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources” in our most recent annual report on Form 20-F, incorporated herein by reference.

DESCRIPTION OF SECURITIES

General

A summary of the material provisions governing the Company’s share capital is described below. This summary is not complete and should be read together with the Company’s Amended and Restated Memorandum and Articles of Association.

We are a Cayman Islands exempted company with limited liability and our affairs is governed by the Company’s Amended and Restated Memorandum and Articles of Association, the Companies Act, and the common law of the Cayman Islands. The Company’s authorized share capital consists of 500,000,000 Ordinary Shares, consisting of 300,000,000 Class A Ordinary Shares of a par value of $0.0001 each and 200,000,000 Class B Ordinary Shares with a par value of $0.0001 each. All Ordinary Shares issued and outstanding were fully paid and non-assessable.

The following are summaries of the material provisions of the Company’s Amended and Restated Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of the Ordinary Shares.

Ordinary Shares

Our Ordinary Shares are divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at the general meetings, and each Class B Ordinary Share shall entitle the holder thereof to five (5) votes on all matters subject to vote at the general meetings. Our Ordinary Shares are issued in registered form and are issued when registered in its register of members.

Conversion. Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. Class A Ordinary Shares are not convertible into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of Class B Ordinary Shares to any person or entity which is not an affiliate of the holder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by the board of directors of our Company or declared by our Company’s shareholders by ordinary resolution (provided that no dividend may be declared by our Company’s shareholders which exceeds the amount recommended by its directors). Our Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of our Company’s lawfully available funds. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profits or share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting rights. Voting at any meeting of shareholders is by show of hands unless a poll (before or on the declaration of the result of the show of hands) is demanded. A poll may be demanded by the chairperson of such meeting or any one shareholder present in person or by proxy. With respect to all matters subject to a shareholders’ vote, each Class A Ordinary Share is entitled to one (1) vote, and each Class B Ordinary Share is entitled to five (5) votes, voting together as one class on all matters submitted to a vote by our shareholders at any general meeting.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the outstanding and issued Ordinary Shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the Memorandum and Articles of Association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General meetings of shareholders. As a Cayman Islands exempted company, our Company is not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that it may (but is not obliged to) in each year hold a general meeting as its annual general meeting in which case our Company shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our Company’s directors.

Shareholders’ general meetings may be convened by the chairperson of the board of directors of our Company or a majority of its board of directors (acting by a resolution of the board of directors). Advance notice of at least ten (10) calendar days is required for the convening of any general meeting of our Company’s shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholder present in person or by proxy, representing not less than one-third of all votes attaching to our Company’s issued and outstanding shares entitled to attend and vote at the general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to attend and vote at general meetings, the board of directors of our Company will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Amended and Restated Memorandum and Articles of Association do not provide our Company’s shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out in our Amended and Restated Memorandum and Articles of Association as set out below, any of our Company’s shareholders may transfer all or any of her or his Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our Company’s board of directors.

Our Company’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our Company has a lien. Our Company’s board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Shares is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our Company’s directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our Company’s board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than thirty calendar days in any calendar year as the board may determine.

Liquidation. On the winding up of our Company, if the assets available for distribution amongst our Company’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our Company’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our Company’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our Company’s shareholders in proportion to the par value of the shares held by them.

Calls on shares and forfeiture of shares. Our Company’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, repurchase and surrender of shares. Our Company may issue shares on terms that such shares are subject to redemption, at its option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our Company’s board of directors or by a special resolution of our Company’s shareholders. Our Company may also repurchase any of its shares on such terms and in such manner as have been approved by our Company’s board of directors or by an ordinary resolution of its shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of rights of shares. If at any time, our Company’s share capital is divided into different classes of shares, the rights attached to any class may be materially adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of additional shares. Our Amended and Restated Memorandum and Articles of Association authorize its board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent out of available authorized but unissued Ordinary Shares.

Our Amended and Restated Memorandum and Articles of Association also authorize its board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our Company’s board of directors may issue preferred shares without action by its shareholders to the extent out of authorized but unissued preferred shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of books and records. Holders of our Company’s Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our Company’s list of shareholders or our corporate records (save for our Company’s register of mortgages and charges, its memorandum and articles of association and special resolutions of its shareholders). However, our Company will provide its shareholders with annual audited financial statements. See “Where You Can Find More Information.”

Anti-takeover provisions. Some provisions of our Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Company’s board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our Company’s shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our Company’s directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted company. Our Company is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Warrants

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Warrant Agreement, dated as of November 17, 2021, by and between Arisz and Continental Stock Transfer & Trust Company.

On December 19, 2023, BitFuFu Inc., Arisz and Continental Stock Transfer & Trust Company entered into a supplemental warrant agreement (the “Supplemental Warrant Agreement”), pursuant to which, among other things, BitFuFu assumed the obligations of Arisz under that certain warrant agreement, dated November 17, 2021, by and between Arisz and Continental Stock Transfer & Trust Company (the “Existing Warrant Agreement”). Pursuant to the Business Combination Agreement and the Supplemental Warrant Agreement, each issued and outstanding warrant of Arisz sold to the public and to Arisz Sponsor, in a private placement in connection with Arisz’s initial public offering was exchanged for a corresponding warrant exercisable for Class A Ordinary Shares.

The Warrants have the same terms as the Arisz Warrants. Each Warrant entitles the holder thereof to purchase three-fourths (3/4) of one (1) Class A Ordinary Share at a price of $11.50 per full share. Our Company will not issue fractional shares. As a result, a warrant holder must exercise its Warrants in multiples of four, at a price of $11.50 per full share, subject to adjustment, to validly exercise the Warrants. The Warrants became exercisable on the completion of the Business Combination, and will expire five years after the consummation of the Business Combination.

Our Company may redeem the outstanding Warrants (excluding the private warrants that are part of the Private Units), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the Class A Ordinary Shares equals or exceeds $16.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the Class A Ordinary Shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and our Company issues a notice of redemption, each warrant holder can exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit our Company’s ability to complete the redemption.

The redemption criteria for our Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price, so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants; however, such redemption may occur at a time when the redeemable warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of our common stock had your warrants remained outstanding. Historical trading prices for our common stock have not exceeded the $16.50 per share threshold at which the public warrants would become redeemable. However, this could occur in connection with or after the closing of the Business Combination.

In the event we determined to redeem the public warrants, holders of redeemable warrants will be notified of such redemption as described in our warrant agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via posting of the redemption notice to DTC.

Unit Purchase Option

In connection with its initial public offering, Arisz sold to Chardan, for $100, an option to purchase up to a total of 100,000 Option Units (increased to 115,000 Option Units after the over-allotment was exercised in full) exercisable, in whole or in part, at $11.50 per unit, commencing on the consummation of the Business Combination. The Unit Purchase Option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on November 17, 2026, being the five-year anniversary of the effective date of the registration statement in relation to Arisz’s initial public offering. Upon exercise, each Option Unit contains one Class A Ordinary Share, one Warrant and one right of the Company. Each Warrant entitles its holder to purchase three fourths (3/4) of one Class A Ordinary Share at an exercise price of $11.50 per whole share, subject to adjustment. Each right, upon automatic conversion at issuance, entitles the holder thereof to receive one-twentieth (1/20) of one Class A Ordinary Share.

The Unit Purchase Option grants to holders demand and “piggy-back” rights of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option. Notwithstanding the foregoing, the holder thereof may not (i) have more than one demand registration right, (ii) exercise their demand registration rights more than five (5) years from the effective date of the registration statement relates to Arisz’s initial public offering, and (iii) exercise their “piggy-back” registration rights more than seven (7) years from the effective date of the registration statement relates to Arisz’s initial public offering. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of Option Units issuable upon exercise of the Unit Purchase Option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the Unit Purchase Option will not be adjusted for issuances of Class A Ordinary Shares at a price below its exercise price. We will have no obligation to net cash settle the exercise of the Unit Purchase Option, the Warrants or the rights underlying the Unit Purchase Option. The holder of the Unit Purchase Option will not be entitled to exercise the Unit Purchase Option or the underlying Warrants or the underlying rights unless a registration statement covering the securities underlying the Unit Purchase Option is effective or an exemption from registration is available. If the holder is unable to exercise the Unit Purchase Potion or underlying warrants, the Unit Purchase Option or Warrants, as applicable, will expire worthless.

SELLING SHAREHOLDERS

This prospectus relates to, among other things, the issuance from time to time by us of up to 5,589,292 Class A Ordinary Shares, which consist of (a) up to 5,382,292 Class A Ordinary Shares issuable upon the exercise of 7,176,389 Warrants, including (i) 5,175,000 Class A Ordinary Shares issuable upon the exercise of 6,900,000 Warrants, which were originally issued as Arisz Warrants, (ii) 207,292 Class A Ordinary Shares issuable upon the exercise of 276,389 Warrants, which were originally issued as Arisz Private Warrants to the Sponsor and Chardan; and (b) up to 207,000 Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option, which was originally issued to Chardan by Arisz in connection with its initial public offering, including (i) up to 115,000 Class A Ordinary Shares contained in the Option Units issuable upon the exercise of the Unit Purchase Option, (ii) up to 86,250 Class A Ordinary Shares issuable upon the exercise of the 115,000 Warrants contained in the Option Units issuable upon the exercise of the Unit Purchase Option, and (iii) up to 5,750 Class A Ordinary Shares issuable upon the conversion of the 115,000 rights contained in the Option Units issuable upon the exercise of the Unit Purchase Option.

This prospectus also relates to the resale from time to time by the Selling Shareholders named in this prospectus or their permitted transferees of (a) up to 24,594,508 Class A Ordinary Shares, which consists of (i) 7,500,000 Class A Ordinary Shares issued to Antdelta in connection with the Business Combination at an implied purchase price of approximately $0.21 per share; (ii) 7,500,000 Class A Ordinary Shares issued to ESOP in connection with the Business Combination at an implied purchase price of nil, which are reserved for the share-based awards under our 2022 Incentive Plan; (iii) 7,400,000 Class A Ordinary Shares purchased by certain PIPE Investors concurrently with the closing of the Business Combination pursuant to the PIPE Subscription Agreements at a price of $10.00 per share; (iv) 1,260,652 Class A Ordinary Shares issued to the Sponsor and certain directors and officers of Arisz, which were purchased by the Sponsor at approximately $0.014 per share; (v) 200,000 Class A Ordinary Shares issued to the Sponsor, which were purchased by the Sponsor pursuant to the Backstop Agreement at a price of $10.00 per share; (v) 204,348 Class A Ordinary Shares issued to ET, which were purchased by ET from the Sponsor pursuant to the ET Stock Purchase Agreements at prices ranging from approximately $9.75 to $9.85 per share; (vii) 217,758 Class A Ordinary Shares issued to the Sponsor for a total price of $2,073,890 (equivalent to per share price of $9.52 per share), which consist of (1) 207,389 Class A Ordinary Shares issued in exchange for the same number of shares of Arisz Private Common Stock in connection with the business combination, and (2) 10,369 Class A Ordinary Shares issued upon the automatic conversion of the Arisz Private Rights at the Closing. The Arisz Private Common Stock and the Arisz Private Rights were originally issued to the Sponsor as part of the Arisz Private Units at a price of $10.00 per unit; (viii) 51,750 Class A Ordinary Shares issued to Chardan as additional deferred underwriting compensation for which no cash consideration was paid by Chardan; and (ix) 260,000 Class A Ordinary Shares issued to Aqua, which were originally purchased by Aqua from the Sponsor pursuant to the Aqua Stock Purchase Agreement, at a purchase price of approximately $9.62 per share; (b) up to 155,541 Class A Ordinary Shares issuable upon the exercise of 207,389 Warrants, which were originally issued as Arisz Private Warrants to the Sponsor; and (c) up to 207,000 Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option for a total price of $2,314,375 (equivalent to per share price of $11.18 per share), which was originally issued to Chardan by Arisz in connection with its initial public offering, which consists of (i) up to 115,000 Class A Ordinary Shares contained in the Option Units issuable upon the exercise of the Unit Purchase Option (each unit exercisable at $11.50), (ii) up to 86,250 Class A Ordinary Shares issuable upon the exercise of the 115,000 Warrants (each warrant exercisable at $11.50) contained in the Option Units issuable upon the exercise of the Unit Purchase Option, and (iii) up to 5,750 Class A Ordinary Shares issuable upon the automatic conversion of the 115,000 rights (for which no additional consideration is needed) contained in the Option Units issuable upon the exercise of the Unit Purchase Option. The Selling Shareholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus.

The Selling Shareholders can sell, under this prospectus, up to 24,594,508 Class A Ordinary Shares constituting approximately 87.5% of our issued and outstanding Class A Ordinary Shares as of as of December 31, 2024, and approximately 72.9% of our issued and outstanding Class A Ordinary Shares (assuming all Warrants are exercised and the Unit Purchase Option is exercised in full). Given the substantial number of Class A Ordinary Shares being registered for potential resale by Selling Shareholders pursuant to this prospectus, the sale of shares by the Selling Shareholders, or the perception in the market that holders of a large number of our Class A Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Class A Ordinary Shares. In particular, Antdelta, ESOP, Antpool Technologies and the Sponsor, collectively the beneficial owners of 23,620,910 Class A Ordinary Shares, constituting approximately 84.0% of our issued and outstanding Class A Ordinary Shares as of as of December 31, 2024, are able to sell up to 15,424,663 Class A Ordinary Shares, constituting approximately 54.9% of our issued and outstanding Class A Ordinary Shares as of December 31, 2024, pursuant to this prospectus, for so long as the registration statement of which this prospectus forms a part is available for use. Antdelta and the Sponsor are able to sell up to an additional 7,500,000 Class A Ordinary Shares and 696,247 Class A Ordinary Shares, respectively, pursuant to this prospectus, upon the expiration of the relevant lock-up period that these shares are subject to, which is six months after the Closing of the Business Combination, for so long as the registration statement of which this prospectus forms a part is available for use.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. Certain of the securities being registered for sale pursuant to this prospectus were purchased by certain Selling Shareholders at prices below the current market price of our Class A Ordinary Shares. Based on the closing price of our Class A Ordinary Shares of $5.00 on February 28, 2025, (a) Antdelta (with respect to the shares issued to Antdelta in connection with the Business Combination) may experience potential profit of up to $4.79 per share; (b) ESOP may experience potential profit of up to $5.00 per share; (c) the Sponsor (other than with respect to the Backstop Shares and Arisz Private Units Shares) and certain directors and officers of Arisz may experience potential profit of up to $4.99 per share; and (d) Chardan (with respect to the shares that it received as additional deferred underwriting compensation) may experience profit of up to $5.00 per share. The aggregate amount of profit for such Selling Shareholders would be $80.0 million. Accordingly, such Selling Shareholders may have an incentive to sell their securities even the trading price is lower than the price at which our public shareholders purchased their securities. In connection with the initial public offering of Arisz, Arisz’s initial public shareholders acquired Arisz Public Units at a price of $10.00 per unit, each of which comprises one share of Arisz Common Stock, one Arisz Warrant and one Arisz Right, and trading price of our Class A Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. As a result, our public shareholders may not be able to achieve the same returns as Antdelta, ESOP, the Sponsor or Chardan, or even any positive return at all, on the Class A Ordinary Shares if they sell our Class A Ordinary Shares in the market at the then-prevailing market prices. See “Item 3. Key Information—D. Risk Factors—Risk Factors—Risks Related to Our Securities—Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of our Class A Ordinary Shares and Warrants to fall, and certain Selling Shareholders can earn a positive rate of return on their investment, even if other shareholders experience a negative rate of return” in our most recent annual report on Form 20-F, incorporated herein by reference.

When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer).

The following table sets forth, as of May 15, 2024, the names of the Selling Shareholders, the aggregate number of the securities beneficially owned by such Selling Shareholder immediately prior to the offering, the number of the securities that may be sold by the Selling Shareholder under this prospectus and the number of the securities that the Selling Shareholders will beneficially own after the securities are sold. The persons listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such securities. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, Class A Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of Class A Ordinary Shares registered on its behalf. A Selling Shareholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Securities Beneficially Owned Prior to this Offering				Securities Registered for Sale in this Offering		Securities beneficially owned after this Offering
Name of Selling Shareholder	Class A Ordinary Shares	%	Warrants	%	Class A Ordinary Shares	Warrants	Class A Ordinary Shares	%	Warrants	%
Existing Finfront Shareholders prior to the Business Combination
Antdelta Investment Limited(1)	11,500,000	40.9%	—	—	11,500,000	—	—	—	—	—
FuFu ESOP Limited(2)	7,500,000	26.7%	—	—	7,500,00	—	—	—	—	—
Other PIPE Investors
Antpool Technologies (BVI) Limited(3)	3,000,000	10.7%	—	—	3,000,000	—	—	—	—	—
Kin San Wong(4)	300,000	1.1%	—	—	300,000	—	—	—	—	—
Yichun Hua(4)	100,000	*	—	—	100,000	—	—	—	—	—
Arisz Insiders
Arisz Investment LLC(6)(7)	1,776,451	6.3%	207,389	2.9%	1,776,451	—	—	—	207,389	2.9%
Fang Hindle-Yang(6)(8)	40,000	*	—	—	40,000	—	—	—	—	—
Marc Estigarribia(6)(9)	10,000	*	—	—	10,000	—	—	—	—	—
Rushi Trivedi(6)(10)	2,500	*	—	—	2,500	—	—	—	—	—
Romain Guerel(6)(11)	2,500	*	—	—	2,500	—	—	—	—	—
Yu He(6)(12)	2,500	*	—	—	2,500	—	—	—	—	—
Other Selling Shareholders
Ethereal Tech Pte. Ltd.(13)	204,348	*	—	—	204,348	—	—	—	—	—
Chardan Capital Markets LLC(14)	2,581,200	9.2%	69,000	*	258,750	—	2,322,450	8.3%	69,000	*
Aqua Pursuit International Limited(15)	1,010,000	3.6%	—	—	260,000	—	750,000	2.6%	—	—

Notes:

†	For the purpose of determining applicable percentage ownership, the calculation for Class A Ordinary Shares is based on 28,106,615 Class A Ordinary Shares outstanding as of December 31, 2024, and the calculation for Warrants is based on 7,176,389 Warrants outstanding as of December 31, 2024.

*	Represents beneficial ownership of less than 1%.

(1)	Comprised of (i) 7,500,000 Class A Ordinary Shares issued to Antdelta as merger consideration, and (ii) 4,000,000 Class A Ordinary Shares issued to Antdtetla pursuant to the relevant PIPE Subscription Agreement. The address of Antdelta is Kingston Chambers P.O. Box 173, Road Town, Tortola, British Virgin Islands.

(2)	Comprised of 7,500,000 held by ESOP. The address of ESOP is Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

(3)	Comprised of 3,000,000 Class A Ordinary Shares issued to Antpool Technologies (BVI) Limited pursuant to the relevant PIPE Subscription Agreement. The address of Antpool Technologies (BVI) Limited is Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands.

(4)	Comprised of 300,000 Class A Ordinary Shares issued to Mr. Kin San Wong pursuant to the relevant PIPE Subscription Agreement. The address of Mr. Kin San Wong is Flat H, 37/F, Tower 3, the Beaumount, 8 Shek Kok Road, Tseung Kwan O, New Territories, Hong Kong.

(5)	Comprised of 100,000 Class A Ordinary Shares issued to Mr. Yichun Hua pursuant to the relevant PIPE Subscription Agreement. The address of Mr. Yichun Hua is Building No.1, Yard No.9, Fenghao East Road, Haidian District, Beijing, PRC.

(6)	The business address of each of the following entities or individuals is c/o MSQ Ventures, 12 East 49th Street, 17th Floor, New York, NY, 10017.

(7)	Comprised of (i) 1,203,152 Class A Ordinary Shares issued to the Sponsor in exchange for the same number of shares of Arisz Common Stock held by the Sponsor immediately prior to the Closing of Business Combination; (ii) 207,389 Class A Ordinary Shares issued to the Sponsor in exchange for the same number of shares of Arisz Common Stock underlying the Arisz Private Units held by the Sponsor immediately prior to the Closing of Business Combination; (iii) 10,369 Class A Ordinary Shares issued to the Sponsor upon conversion of the Arisz Private Rights underlying the Arisz Private Units held by the Sponsor immediately prior to the Closing of Business Combination; and (iv) 200,000 Class A Ordinary Shares issued to the Sponsor pursuant to the Backstop Agreement; and (v) up to 155,541 Class A Ordinary Shares issuable upon exercise of 207,389 Warrants. 696,247 Class A Ordinary Shares issued to the Sponsor is subject to the transfer restrictions pursuant to the Amended Stock Escrow Agreement.

(8)	Comprised of 40,000 Class A Ordinary Shares issued to Ms. Fang Hindle-Yang in exchange for the same number of shares of Arisz Common Stock held by Ms. Hindle-Yang immediately prior to the Closing of Business Combination.

(9)	Comprised of 10,000 Class A Ordinary Shares issued to Mr. Marc Estigarribia in exchange for the same number of shares of Arisz Common Stock held by Mr. Estigarribia immediately prior to the Closing of Business Combination.

(10)	Comprised of 2,500 Class A Ordinary Shares issued to Mr. Rushi Trivedi in exchange for the same number of shares of Arisz Common Stock held by Mr. Trivedi immediately prior to the Closing of Business Combination.

(11)	Comprised of 2,500 Class A Ordinary Shares issued to Mr. Romain Guerel in exchange for the same number of shares of Arisz Common Stock held by Mr. Guerel immediately prior to the Closing of Business Combination.

(12)	Comprised of 2,500 Class A Ordinary Shares issued to Mr. Yu He in exchange for the same number of shares of Arisz Common Stock held by Mr. He immediately prior to the Closing of Business Combination.

(13)	Comprised of 204,348 Class A Ordinary Shares issued to ET in exchange for the same number of shares of Arisz Common Stock that ET purchased from the Sponsor pursuant to the ET Stock Purchase Agreements. The business address of ET is 111 North Bridge Road, #15-01 Peninsula Plaza, Singapore 179098.

(14)	Comprised of (i) 51,750 Class A Ordinary Shares issued to Chardan, for which Mr. Jonas Grossman is the President and a managing partner, as additional deferred underwriting commission, (ii) up to 207,000 Class Ordinary Shares issuable upon the exercise of the Unit Purchase Option, including (a) up to 115,000 Class A Ordinary Shares contained in the Option Units issuable upon the exercise of the Unit Purchase Option, (b) up to 86,250 Class A Ordinary Shares issuable upon the exercise of the 115,000 Warrants contained in the Option Units issuable upon the exercise of the Unit Purchase Option, and (c) up to 5,750 Class A Ordinary Shares issuable upon the conversion of the 115,000 rights contained in the Option Units issuable upon the exercise of the Unit Purchase Option, (iii) 2,250,000 Class A Ordinary Shares issued to Chardan for its services as Arisz’s M&A advisor, (iv) 69,000 Class A Ordinary Shares issued to Chardan in exchange for the same number of shares of Arisz Common Stock underlying the Arisz Private Units held by Chardan immediately prior to the Closing of Business Combination and (v) 3,450 Class A Ordinary Shares issued to Chardan upon conversion of the Arisz Private Rights underlying the Arisz Private Units held by Chardan immediately prior to the Closing of Business Combination. The address of Chardan is 17 State Street, 21st Floor, New York, New York 10004.

(15)	Comprised of (i) 260,000 Class A Ordinary Shares issued to Aqua in exchange for the same number of shares of Arisz Common Stock that Aqua purchased from the Sponsor pursuant to the Aqua Stock Purchase Agreement and (ii) 750,000 Class A Ordinary Shares issued to Aqua for its services as BitFuFu’s M&A advisor. The address of Aqua is Start Chambers, Wickham’s Cay II P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 5,589,292 Class A Ordinary Shares, which consist of (a) up to 5,382,292 Class A Ordinary Shares, which represents the Class A Ordinary Shares issuable upon exercises of 7,176,389 Warrants, and (b) up to 207,000 Class A Ordinary Shares, which represents the Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option and the underlying Warrants.

We are also registering the offer and resale, from time to time, by the Selling Shareholders named in this prospectus, including their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer), of (a) 24,594,508 Class A Ordinary Shares, (b) up to 155,541 Class A Ordinary Shares underlying 207,389 Warrants held by certain Selling Shareholders, and (c) up to 207,000 Class A Ordinary Shares issuable upon the exercise of the Unit Purchase Option held by a certain Selling Shareholder.

We will not receive any proceeds from any sale by the Selling Shareholders of Class A Ordinary Shares being registered hereunder, except that we will receive up to an aggregate of $64,210,733, which consist of (a) $2,314,375 from the exercise of Unit Purchase Option and the underlying Warrants, assuming the exercise in full of the Unit Purchase Option and the underlying Warrants in cash, and (b) $61,896,358 from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. See “Use of Proceeds” for details. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of registered Class A Ordinary Shares to be made directly or through agents.

The Selling Shareholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Shareholders” includes donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer). We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Shareholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Shareholders.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	short sales and/or settlement thereof effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

Selling Shareholders may offer the securities directly or utilize broker-dealers or other agents. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this prospectus may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Shareholders may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Shareholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.

Upon our being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of the participating broker-dealer(s);

●	the specific securities involved;

●	the initial price at which such securities are to be sold;

●	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

●	other facts material to the transaction.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify the Selling Shareholders who are PIPE Investors and their respective officers, directors and each person who controls such Selling Shareholders against certain liabilities. Such Selling Shareholders have agreed, severally and not jointly, to indemnify us and our directors and officers and each person who controls us in certain circumstances against certain liabilities.

We have agreed to indemnify the Selling Shareholders who is a party to the Amended and Restated Registration Rights Agreement (including their respective permitted transferee) and their respective officers, employees, affiliates, directors, partners, members, attorneys and agents and each person who controls such Selling Shareholders against certain liabilities. Such Selling Shareholders have agreed, severally and not jointly, to indemnify us and our directors and officers in certain circumstances against certain liabilities.

We have agreed to indemnify the Selling Shareholder who is the holder of the Unit Purchase Option and each person who controls such Selling Shareholder against certain liabilities. Such Selling Shareholders have agreed, severally and not jointly, to indemnify us, our directors and officers and each person who controls us in certain circumstances against certain liabilities.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

The Company was incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	with respect to Cayman Islands companies, plaintiffs may face special obstacles, including but not limited to those relating to jurisdiction and standing, in attempting to assert derivative claims in state or federal courts of the United States.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A majority of our Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our Company has appointed Cogency Global Inc. as its agent upon whom process may be served in any action brought against it under the securities laws of the United States.

Harney Westwood & Riegels, our Company’s counsel as to Cayman Islands law, has advised our Company that there is uncertainty as to whether the courts of the Cayman Islands would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States. We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Singapore

There is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law so long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (i) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (ii) the enforcement of the foreign judgment would contravene the public policy of Singapore; (iii) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (iv) the foreign judgment was obtained by fraud; or (v) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States, or any state or territory of the United States, is enforceable in Singapore.

TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations

The following is a general discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Class A Ordinary Shares for a U.S. Holder (as defined below). This discussion address only U.S. Holders that acquire Class A Ordinary Shares in this offering. This discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the ownership and disposition of Class A Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice.

This discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (whether final, temporary, or proposed) (the “Treasury Regulations”), published administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Class A Ordinary Shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	brokers or dealers in securities or currencies or holders that are traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former citizens or long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	any holder that is not a U.S. Holder;

●	holders of Class B Ordinary Shares;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

●	persons who received shares of Class A Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 10% or more (by vote or value) of the issued shares of BitFuFu (excluding treasury shares);

●	persons that hold Warrants or other rights to acquire Class A Ordinary Shares; or

●	holders holding Class A Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Class A Ordinary Shares for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election under the Code to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Class A Ordinary Shares received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to any such partner or partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Class A Ordinary Shares received in the Business Combination.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF CLASS A ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Our Tax Residence for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally is considered a resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, we would generally be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident). Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that we should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874 of the Code, we would be liable for U.S. federal income tax on our income like any other U.S. corporation, and certain distributions made by us to non-U.S. holders of Class A Ordinary Shares would be subject to U.S. withholding tax at the rate of 30% or such lower rate as provided by an applicable treaty. As a result, taxation as a U.S. corporation could have a material adverse effect on our financial position and results from operations. The section 7874 rules are complex and require analysis of all relevant facts and circumstances, and there is limited guidance and significant uncertainties as to their application.

Under section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation, (2) the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (the “substantial business activities test”), and (3) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the stock of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation, as determined under complex share ownership rules described below, which are uncertain in their application in many circumstances and are intended to increase the percentage ownership for these purposes (the “Ownership Test”). For this purpose, “expanded affiliated group” generally means the foreign acquiring corporation and all subsidiary corporations in which such foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote and value) after the foreign acquiring corporation’s acquisition of the assets of the U.S. corporation.

We do not expect to satisfy the substantial business activities test, and accordingly, we must determine whether the Ownership Test has been met.

Based on the complex rules for determining share ownership under section 7874 of the Code and Treasury Regulations promulgated thereunder and certain factual assumptions, our view is that immediately after completion of the Business Combination, former shareholders of Arisz owned, by reason of owning (or being treated as owning) stock of Arisz, less than 80% of the voting power and value of the Class A Ordinary Shares. Therefore, we do not expect to satisfy the Ownership Test, and our view is that section 7874 applies in a manner such that we are not treated as a U.S. corporation for U.S. federal income tax purposes. However, our position depends in part on the position that the Ownership Test is determined after the Business Combination rather than immediately after the Redomestication Merger for purposes of section 7874 of the Code.

No IRS ruling Has been requested or will be obtained regarding the U.S. federal income tax consequences of the Business Combination. If the IRS were to apply section 7874 of the Code immediately after completion of the Redomestication Merger, but before the Business Combination, then section 7874 of the Code is generally expected to treat us as a U.S. corporation for U.S. federal income tax purposes.

The application of the Ownership Test is extremely complex. The applicable Treasury Regulations relating to the Ownership Test are subject to significant uncertainty and there is limited guidance regarding their application. Moreover, the application of the Ownership Test to the facts and circumstances of the Business Combination are uncertain. Accordingly, our expectation that section 7874 of the Code does not apply to treat us as a U.S. corporation for U.S. federal income tax purposes is subject to challenge, and there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Class A Ordinary Shares

The following discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Class A Ordinary Shares by U.S. Holders, assuming BitFuFu Inc. is not treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Distribution on Class A Ordinary Shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” a U.S. Holder generally will be required to include in gross income any distribution of cash or property paid on Class A Ordinary Shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Dividends received by non-corporate U.S. Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. The Treasury guidance indicates that shares listed on the Nasdaq will be considered readily tradable on an established securities market in the United States. Although the Class A Ordinary Shares are currently listed on the Nasdaq, there can be no assurance that the Class A Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, we will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the spot exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss.

To the extent that the amount of any distribution made by us on the Class A Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s Class A Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Class A Ordinary Shares.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions we make as dividends.

Sale, Exchange, Redemption or Other Taxable Disposition of BitFuFu Securities

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Class A Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Class A Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Class A Ordinary Shares will generally be treated as U.S. source gain or loss.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we, or any of our subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds Class A Ordinary Shares. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. The application of these rules to digital assets and operations relating thereto, including Bitcoin and Bitcoin mining operations, is subject to uncertainty. For example, it is possible that our Bitcoin mining operations could cause us to hold digital assets that are treated as commodities or non-inventory property, the excess of gains over losses from the disposition of which could be treated as passive income. Further, the digital assets themselves could be treated as passive assets.

Whether we or any of our subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of Class A Ordinary Shares and how, and how quickly, we use liquid assets and cash obtained in the Business Combination may influence whether we or any of our subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether we or any of our subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year. Moreover, we do not expect to provide a PFIC annual information statement for 2024 or going forward, which will preclude U.S. Holders from making or maintaining a “qualified electing fund” election under section 1295 of the Code.

If we were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Class A Ordinary Shares and, in the case of Class A Ordinary Shares, the U.S. Holder did not make a valid “mark-to-market” election, such U.S. Holder generally will be subject to special rules with respect to: (i) any gain recognized by the U.S. Holder on the sale or other disposition of Class A Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for Class A Ordinary Shares;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A Ordinary Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years.

If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A Ordinary Shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Class A Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that we are treated as a PFIC the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of its taxable year over the adjusted basis in its Class A Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Class A Ordinary Shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Class A Ordinary Shares and for which we are treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which the Class A Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the Class A Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Class A Ordinary Shares under their particular circumstances.

If we are a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we were to receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the Treasury. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Class A Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to Class A Ordinary Shares under their particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends (including constructive dividends) received by U.S. Holders of Class A Ordinary Shares, and the proceeds received on the disposition of Class A Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number and certify that it is not subject to backup withholding (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, by filing the appropriate claim for refund and timely providing the required information to the IRS. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Class A Ordinary Shares, subject to certain exceptions (including an exception for Class A Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Class A Ordinary Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders who are required to report specified foreign financial assets on IRS Form 8938 and/or foreign bank and financial accounts on FinCEN Report 114 and fail to do so may be subject to substantial penalties.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. Holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. Holders should consult with their own tax advisors regarding their reporting obligations relating to their ownership of Class A Ordinary Shares, including the requirement to file an IRS Form 8938.

Cayman Islands Tax Considerations

The following summary contains a description of certain Cayman Islands income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of Cayman Islands and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Class A Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of interest and principal or a dividend or capital to any holder of Class A Ordinary Shares, nor will gains derived from the disposal of the Class A Ordinary Shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands save certain stamp duties which may be applicable, from time to time, on certain instruments executed in or brought within the jurisdiction of the Cayman Islands.

EXPENSES RELATING TO THIS OFFERING

We estimate the following expenses in connection with the offer and sale of our Class A Ordinary Shares and Warrants by the Selling Shareholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee		$27,378.53
FINRA filing fee		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Printing expenses		*
Transfer agent fees and expenses		*
Miscellaneous costs		*
Total	$	*

Notes:

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Under agreements to which we are party with the Selling Shareholders, we have agreed to bear all expenses relating to the registration of the resale of the securities pursuant to this prospectus.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for BitFuFu by DLA Piper UK LLP. Certain Cayman Islands legal matters will be passed upon for BitFuFu by Harney Westwood & Riegels.

EXPERTS

The consolidated financial statements of BitFuFu Inc. as of December 31, 2022 and December 31, 2023 and for each of the three years in the period ended December 31, 2023, as incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://www.bitfufu.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our annual reports on Form 20-F; our current reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This registration statement incorporates by reference important information about the Company that is not included in or delivered with this document. The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the following documents:

●	our annual report on Form 20-F for the year ended December 31, 2023 filed with the SEC on April 25, 2024;

●	our current reports on Form 6-K furnished to the SEC on May 20, 2024, May 31, 2024, July 24, 2024, August 5, 2024, August 20, 2024, September 24, 2024, October 22, 2024, November 5, 2024, November 12, 2024, November 15, 2024, December 6, 2024, January 2, 2025, January 6, 2025, January 16, 2025, February 6, 2025, and February 20, 2025;

●	the registration statement on Form S-8 regarding our securities to be offered to employees in employee benefit plans filed with the SEC on September 11, 2024, and any amendment thereto;

●	the description of our ordinary shares contained in our registration statement on Form 8-A filed with the SEC on February 26, 2024, and any amendment or report filed for the purpose of updating such description;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Our filings with the SEC, including annual reports on Form 20-F and current reports on Form 6-K and amendments to those reports, are available electronically on the SEC’s website at www.sec.gov. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

BitFuFu Inc.

9 Temasek Boulevard

Suntec Tower 2, #13-01

Singapore 038989

Tel: +65 6252 7569

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus or any supplement or amendment hereto. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any supplement or amendment hereto is accurate as of any date other than the date of the document containing the information.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The laws of the Cayman Islands do not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime.

The Company’s Articles Amended and Restated Memorandum and Articles of Association that will be in effect upon completion of the Transactions provides for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted under the laws of the Cayman Islands, in the absence of willful neglect or default. The Company has entered into indemnification agreements with each director of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS

See Exhibit Index beginning on page II-3 of this registration statement.

ITEM 10. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or From F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

		Incorporation by Reference
Exhibit No.	Description	Form	File No.	Exhibit No.	Filing Date
2.1*	Merger Agreement dated January 21, 2022 by and between Arisz and Finfront Holding Company	F-4	333-276181	2.1	December 20, 2023
2.2*	Amendment No. 1 to Merger Agreement dated April 4, 2022 by and among Arisz and Finfront Holding Company, BitFuFu and Boundary Holding Company	F-4	333-276181	2.2	December 20, 2023
2.3*	Amendment No. 2 to Merger Agreement dated October 10, 2022 by and among Arisz and Finfront Holding Company, BitFuFu and Boundary Holding Company	F-4	333-276181	2.3	December 20, 2023
2.4*	Amendment No. 3 to Merger Agreement dated April 24, 2023 by and among Arisz and Finfront Holding Company, BitFuFu and Boundary Holding Company	F-4	333-276181	2.4	December 20, 2023
2.5*	Amendment No. 4 to Merger Agreement dated July 28, 2023 by and among Arisz and Finfront Holding Company, BitFuFu and Boundary Holding Company	F-4	333-276181	2.5	December 20, 2023
2.6*	Joinder Agreement dated April 4, 2022 by and among Arisz and Finfront Holding Company, BitFuFu and Boundary Holding Company	F-4	333-276181	2.6	December 20, 2023
2.7*	Supplemental Joinder Agreement dated December 20, 2023 by and among Arisz, Finfront Holding Company, BitFuFu and Boundary Holding Company	F-4	333-276181	2.7	December 20, 2023
3.1*	Amended and Restated Memorandum and Articles of Association of BitFuFu	F-4	333-276181	3.4	December 20, 2023
4.1*	Specimen Class A Ordinary Share Certificate of BitFuFu	F-4	333-276181	4.5	December 20, 2023
4.2*	Specimen Class B Ordinary Share Certificate of BitFuFu	F-4	333-276181	4.6	December 20, 2023
4.3*	Warrant Agreement, dated November 17, 2021, between Continental Stock Transfer & Trust Company and Arisz	F-4	333-276181	4.7	December 20, 2023
4.5*	Supplemental Warrant Agreement, dated December 19, 2023, by and among Arisz Acquisition Corp., BitFuFu Inc., and Continental Stock Transfer and Trust Company	F-4	333-276181	4.10	December 20, 2023
4.6*	Unit Purchase Option, dated November 17, 2021, issued by Arisz to Chardan	F-4	333-276181	4.9	December 20, 2023
5.1*	Opinion of of Harney Westwood & Riegels as to validity of Class A Ordinary Shares	F-1	333-278207	5.1	March 25, 2024
14.1*	Code of Ethics of BitFuFu	F-4	333-276181	14.1	December 20, 2023
21.1*	List of Subsidiaries of BitFuFu	F-4	333-276181	21.1	December 20, 2023
23.1	Consent of WWC, P.C. Certified Public Accountants, independent registered public accounting firm of BitFuFu
23.2*	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)	F-1	333-278207	23.4	March 25, 2024
24.1*	Power of Attorney	F-1	333-278207	24.1	March 25, 2024
107*	Filing Fee Table	F-1	333-278207	107	March 25, 2024

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 5, 2025.

BitFuFu Inc.

By:	/s/ Leo Lu
Name:	Leo Lu
Title:	Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Leo Lu	Chief Executive Officer and Chairman of the Board of Directors	March 5, 2025
Leo Lu	(Principal Executive Officer)

/s/ *	Chief Financial Officer	March 5, 2025
Calla Zhao	(Principal Financial and Accounting Officer)

/s/ *	Director	March 5, 2025
Celine Lu

/s/ Huaiyu Liu	Independent Director	March 5, 2025
Huaiyu Liu

/s/ *	Independent Director	March 5, 2025
Yeeli Hua Zheng

/s/ Joshua Kewei Cui	Independent Director	March 5, 2025
Joshua Kewei Cui

*	By:	/s/ Leo Lu
Name: Leo Lu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of BitFuFu Inc. has signed this registration statement or amendment thereto in the City of New York, New York, on March 5, 2025.

COGENCY GLOBAL INC.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency